UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) December 28, 2012

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 Camer Dr. Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (718) 356-1500

2200 Arthur Kill Road	Staten Island, NY	10309-1202
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Precision Aerospace Components, Inc. (the “Company”) has completed the relocation of its headquarters operations, as well as the operations of its Freundlich Supply Company Inc. and Tiger-Tight Inc. subsidiaries from Staten Island New York to Bensalem, Pennsylvania, at the present location of its Aero-Missile Components Inc. subsidiary.

This relocation allows the Company to better serve its customers through the co-location of a broadened inventory and enables the Company to realize additional efficiencies from its recent acquisition of the assets of Fastener Distribution and Marketing Company, Inc.; these assets included Aero- Missile and Creative Assembly Systems, Inc.

The operations and service provided by Freundlich Supply Company and Tiger Tight Corp. are continuing, unabated, at their new location.

As a result of this relocation, the Company will have significant and continuing savings from the elimination of the facilities and certain personnel costs associated with its Staten Island location. Additionally, the lower overall tax environment outside of New York City and State will be beneficial to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 04, 2013	Precision Aerospace Components, Inc.

By: /s/ Andrew S. Prince
Andrew S. Prince
President and Chief Executive Officer

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